                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                    D.R. HORTON, INC.
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, JANUARY 20, 2000

Fellow Stockholders of D.R. Horton, Inc.:

    You are invited to attend the 2000 Annual Meeting of Stockholders of D.R. Horton, Inc. It will be held at our corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas, on Thursday, January 20, 2000, at 9:30 a.m., central standard time, for the following purposes:

           Elect nine directors.

           Consider and vote on the D.R. Horton, Inc. 2000 Incentive Bonus Plan.

           Conduct other business properly brought before the meeting.

    Only stockholders of record at the close of business on December 2, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

    If you desire any additional information concerning the meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.


                                                              Sincerely,
                                                              DONALD R. HORTON
                                                              CHAIRMAN OF THE BOARD

Arlington, Texas

December 10, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE OF MEETING...........................................      i
GENERAL.....................................................      1
  Time, Place and Purposes of Meeting.......................      1
  Solicitation of Proxies...................................      1
  Revocation and Voting of Proxies..........................      1
  Outstanding Shares And Voting Rights......................      1
  Quorum Requirement........................................      2
  Vote Required.............................................      2

ELECTION OF DIRECTORS.......................................      2
  Nominees for Director.....................................      3

INCENTIVE BONUS PLAN........................................      5
  Eligible Participants.....................................      5
  Awards Under the Plan.....................................      5
  Change in Control.........................................      6
  Award Limitations to Covered Executives...................      6
  Other Provisions..........................................      6

BENEFICIAL OWNERSHIP OF COMMON STOCK........................      7
  Management................................................      7
  Certain Other Beneficial Owners...........................      8

EXECUTIVE COMPENSATION......................................      9
  Summary Compensation Table................................      9
  Option/SAR Grants in Last Fiscal Year.....................     10
  Aggregated Option/SAR Exercises in Last Fiscal Year and
    Fiscal Year-End
    Option/SAR Values.......................................     10
  Compensation of Directors.................................     10
  Transactions with Management..............................     10
  Compensation Committee Interlocks and Insider
    Participation...........................................     11
  Compensation Committee Report on Executive Compensation...     11
  Stock Performance.........................................     13

MEETINGS AND COMMITTEES OF THE BOARD........................     15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     16

INDEPENDENT PUBLIC ACCOUNTANTS..............................     16

STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING.............     16

OTHER MATTERS...............................................     16

EXHIBIT A--PROPOSED INCENTIVE BONUS PLAN....................    A-1

                               D.R. HORTON, INC.
                              1901 ASCENSION BLVD.
                                   SUITE 100
                             ARLINGTON, TEXAS 76006

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 20, 2000

                                    GENERAL

TIME, PLACE AND PURPOSES OF MEETING

    The 2000 Annual Meeting of Stockholders of D.R. Horton, Inc. (the "Company") will be held on Thursday, January 20, 2000, at 9:30 a.m., central standard time, at the Company's corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas (the "Annual Meeting"). The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. The Company expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 10, 1999. The cost of this solicitation will be paid by the Company. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, telegraph or personal interview, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

REVOCATION AND VOTING OF PROXIES

    A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see "ELECTION OF DIRECTORS"), for approval of the D.R. Horton, Inc. 2000 Incentive Bonus Plan (see "INCENTIVE BONUS PLAN") and at the discretion of the proxy holders on all other matters properly brought before the Annual Meeting or any adjournment thereof.

OUTSTANDING SHARES AND VOTING RIGHTS

    December 2, 1999 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 62,511,555 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding on that date, excluding 1,811,700 shares held by the Company. The shares held by the Company are not entitled to vote and are not counted for quorum purposes. On any matter submitted to a stockholder vote, each holder of Common

Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of the Company as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of the Company set forth above for at least ten days before the meeting.

QUORUM REQUIREMENT

    The Company's Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock are present in person or represented by proxy and entitled to vote, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists.

VOTE REQUIRED

    The vote of a plurality of the shares held by persons present at the meeting in person or by proxy is required for the election of directors. This means that the nine nominees who receive the highest number of votes will be elected. Approval of the proposed Incentive Bonus Plan requires the affirmative vote of the holders of a majority of the Common Stock which has voting power present in person or represented by proxy at the Annual Meeting. An abstention from voting on a matter, other than the election of directors, by a stockholder present in person, or represented by proxy, at the Annual Meeting will have the same legal effect as a vote against the matter; and broker non-votes (i.e. when a broker does not have authority to vote on a specific matter) will have no effect with respect to the matter.

                             ELECTION OF DIRECTORS

    Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of directors at nine and nominated the persons set forth below for election as directors of the Company at the Annual Meeting. All of the nominees are currently serving as directors of the Company.

    Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for each of the persons named below as nominees for election as directors. The nominees receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The Board of Directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

    According to the Bylaws of the Company, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of the Company not less than thirty calendar days prior to the date of the originally scheduled meeting. However, if less than forty calendar days' notice or prior public disclosure of the date of the meeting is given by the Company, notice of such nomination must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

NOMINEES FOR DIRECTOR

    The following is a summary of certain information regarding the nominees for election as directors.

                                         DIRECTOR
NAME                            AGE       SINCE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------   --------   -----------------------------------------------------------
Donald R. Horton............     49        1991     Mr. Horton has been Chairman of the Board of the Company
                                                      since July 1991, and he was its President from July 1991
                                                      until November 1998. He has been involved in the real
                                                      estate and homebuilding industries since 1972, and he was
                                                      the sole or principal shareholder, director and president
                                                      of each of the Company's predecessor companies since
                                                      their respective organization, which date from 1978 to
                                                      1990. Donald R. Horton is the brother of Terrill J.
                                                      Horton and the nephew of Richard L. Horton.

Bradley S. Anderson.........     38        1998     Mr. Anderson is a Senior Vice President of CB Richard
                                                      Ellis, Inc., an international real estate brokerage
                                                      company, and he has had various positions in Phoenix,
                                                      Arizona with its predecessor, CB Commercial Real Estate
                                                      Group, Inc., since January 1987. He served as Interim
                                                      Chairman of the Board of Continental Homes Holding Corp.
                                                      ("Continental") from October 1997 through April 1998,
                                                      when it merged into the Company, and he became a director
                                                      of the Company.

Richard Beckwitt............     40        1993     Mr. Beckwitt is President of the Company. He was an
                                                      Executive Vice President of the Company from March 1993
                                                      until November 1998, when he became President of the
                                                      Company. From July 1996 until November 1998,
                                                      Mr. Beckwitt also was President of the Company's
                                                      Investments Division; and during 1996 he was Regional
                                                      Manager of the Company's Eastern Region. From 1986 to
                                                      1993, he worked in the Mergers and Acquisitions and
                                                      Corporate Finance Departments at Lehman Brothers Inc.,
                                                      specializing in the homebuilding and building products
                                                      industries.

Richard I. Galland..........     83        1992     Mr. Galland is an attorney. He was formerly the Chief
                                                      Executive Officer and Chairman of the Board of
                                                      Fina, Inc., a director of First RepublicBank Corporation
                                                      and Of Counsel to the law firm of Jones, Day, Reavis &
                                                      Pogue. Mr. Galland is currently serving as a director of
                                                      Associated Materials, Inc.

Richard L. Horton...........     56        1992     From May 1985 until September 1997, Mr. Horton was Vice
                                                      President in charge of the Company's Dallas-Fort Worth
                                                      East Division. Since September 1997, he has been retired.
                                                      Richard L. Horton is the uncle of Donald R. Horton and
                                                      Terrill J. Horton.

                                         DIRECTOR
NAME                            AGE       SINCE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------   --------   -----------------------------------------------------------
Terrill J. Horton...........     51        1992     From September 1981 until September 1997, Mr. Horton was
                                                      Vice President in charge of one of the two former sales
                                                      divisions that now form the Company's Dallas-Fort Worth
                                                      North Division. Since September 1997, he has been
                                                      retired. Terrill J. Horton is the brother of Donald R.
                                                      Horton and the nephew of Richard L. Horton.

Francine I. Neff............     74        1992     Since 1979, Ms. Neff has been Vice President of
                                                      NETS, Inc., a privately-owned investment company, and a
                                                      partner in EVEN Resources, a privately-owned consulting
                                                      service and investment company. Ms. Neff was formerly
                                                      Treasurer of the United States and National Director of
                                                      the U.S. Savings Bonds division of the U.S. Department of
                                                      Treasury.

Scott J. Stone..............     48        1992     Mr. Stone has been a Vice President in charge of various
                                                      divisions of the Company since 1988, and was Vice
                                                      President--Eastern Region of the Company from
                                                      August 1994 to September 30, 1996. Since October 1996,
                                                      Mr. Stone has been active in personal investments, has
                                                      acted as a consultant to the Company and has served as an
                                                      interim Division Manager for various divisions from time
                                                      to time during this period.

Donald J. Tomnitz...........     51        1995     Mr. Tomnitz is Vice Chairman and Chief Executive Officer of
                                                      the Company. He was a Vice President in charge of various
                                                      divisions of the Company from 1983 until he was elected
                                                      Vice President--Western Region of the Company in
                                                      August 1994. From July 1996 until November 1998,
                                                      Mr. Tomnitz was President of the Company's Homebuilding
                                                      Division; in January 1998 he was elected an Executive
                                                      Vice President of the Company; and in November 1998 he
                                                      was elected Vice Chairman of the Company and Chief
                                                      Executive Officer. Mr. Tomnitz previously was a Captain
                                                      in the U.S. Army, a Vice President of RepublicBank of
                                                      Dallas, N.A., and a Vice President of Crow Development
                                                      Company, a Trammell Crow Company.

    On November 14, 1996, Mr. Beckwitt settled an investigation by the Securities and Exchange Commission in connection with his purchase of stock of an unaffiliated corporation in September 1994. Without admitting or denying the allegations, Mr. Beckwitt consented to a final judgment announced that day enjoining him from violating Sections 10(b) and 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules 10b-5 and 14e-3 thereunder, and providing for his payment of the alleged profit and a civil penalty.
Mr. Beckwitt advised the Company that he believes it was in his best interest to resolve the matter without litigation as it would avoid additional cost and distraction.

                              INCENTIVE BONUS PLAN

    The Compensation Committee has adopted, subject to stockholder approval, the D.R. Horton, Inc. 2000 Incentive Bonus Plan (the "Plan"). The Compensation Committee, which consists of outside directors, believes that the Plan will enhance the ability of the Company to attract and retain individuals of exceptional managerial talent and enable the Company to pay competitive compensation without necessarily losing any tax deductions available to the Company for the compensation. In order for compensation in excess of $1,000,000 paid in any year to the Company's chief executive officer or any of the Company's four other most highly compensated executive officers named in the proxy statement (the "covered executives") to be deductible by the Company, such compensation must qualify as "performance-based" under section 162(m) of the Internal Revenue Code. The Company intends for awards to covered executives to qualify for the performance-based compensation exemption under section 162(m). However, there can be no assurance that these awards will satisfy the requirements for deductibility under section 162(m).

ELIGIBLE PARTICIPANTS

    Executive officers of the Company, or any other officer of the Company or any of its affiliates serving as a region or division president or in another senior management position ("Senior Executives"), are eligible to participate in the Plan. Membership on the Board of Directors of the Company does not make a Senior Executive ineligible for an award under the Plan. Approximately 60 employees are currently eligible to participate in the Plan. The Compensation Committee may determine which Senior Executives will participate in the Plan.

AWARDS UNDER THE PLAN

    The Compensation Committee will establish target award levels and performance criteria for each performance period in which awards are made under the Plan, generally a fiscal year. The Compensation Committee must base the performance criteria for a performance period on any one or more of the following measures: return on investment; revenues; backlog; gross margin; sales, general and administrative expenses; pre-tax income; net income; cash flow; earnings per share; return on operating assets; return on equity; operating profit; shareholder return; market share improvement; or economic value added. Such criteria may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any affiliate. The Compensation Committee may set multiple target award levels based on varying levels of attainment of the performance criteria.

    The Company will pay awards as soon as practicable after a performance period, except to the extent awards are deferred by participants under arrangements with the Company. Awards shall be prorated for persons ceasing to be Senior Executives, and for termination of a Senior Executive due to death, disability or resignation, during a performance period.

    The Compensation Committee can adjust awards, upward or downward, for participants based on individual performance, change in status, and on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Compensation Committee, however, may not adjust performance-based compensation for any covered executive in a manner that would increase the value of the award to the covered executive.

CHANGE IN CONTROL

    Within fifteen business days following a change in control of the Company, as defined in the Plan, each participant who has been granted an award under the Plan for the performance period in which the change in control occurs will be paid an amount equal to the award the participant would have earned for that performance period, assuming continued achievement of the performance criteria at the rate achieved as of the latest month-end before the date of the change in control, pro-rated for the number of days worked in the period up to the date of the change in control.

AWARD LIMITATIONS TO COVERED EXECUTIVES

    Notwithstanding any other provision of the Plan, the maximum award payable to a covered executive with respect to any fiscal year of the Company will be $2,000,000. Prior to the payment of any compensation intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, the Compensation Committee must certify in writing the attainment of the performance criteria for the performance period.

OTHER PROVISIONS

    The Compensation Committee has the full power to administer and interpret the Plan and to establish rules for the administration of the Plan. Each of the members of the Compensation Committee must qualify as an outside director under section 162(m) of the Internal Revenue Code. Except with respect to covered executives, the Compensation Committee can delegate all or any of its responsibilities and powers to any one or more of its members, or to any person or committee selected by it.

    The Board of Directors may modify or terminate the Plan at any time, provided that no modification or termination may, in the absence of written consent of the affected participant, adversely affect the rights of the participant in respect of any target award established prior to the date of such modification or termination.

    This Plan will not prevent the Company from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for participants under this Plan or other employees of the Company. Additional compensation arrangements could include generally any additional bonus, equity incentive or retirement plans. Awards to covered executives under any additional compensation arrangements may or may not qualify as performance-based compensation under section 162(m) of the Internal Revenue Code.

    Since awards under the performance criteria adopted by the Compensation Committee will be based on the Company's future performance, no incentive compensation under the Plan has yet been earned by any Senior Executive. Consequently, the amount of annual incentive compensation to be paid in the future to the Company's current or future Senior Executives cannot be determined at this time, because actual amounts will depend on actual performance and on the Compensation Committee's discretion to adjust those amounts. Had this proposal been in effect for fiscal year 1999, the Company believes that (i) the annual incentive bonuses that would have been paid to covered executives would have been essentially the same as those actually earned in fiscal year 1999 by the Company's current covered executives, that is $3,879,600 in the aggregate as reported in the Summary Compensation Table on page 9, (ii) no awards would have been made to directors who were not covered executives, and (iii) the bonuses that would have been paid to the 57 persons likely to have been eligible to participate in the Plan in fiscal year 1999 would have been essentially the same as the bonuses actually earned in fiscal year 1999; that is approximately $12.7 million in the aggregate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

MANAGEMENT

    The following table shows the beneficial ownership of the Company's Common Stock as of November 30, 1999 by (1) all directors and nominees for director of the Company, (2) all executive officers and former executive officers named in the Summary Compensation Table under "EXECUTIVE COMPENSATION" and (3) all directors and executive officers of the Company as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

                                                               AMOUNT AND NATURE OF
                                                         COMMON STOCK BENEFICIALLY OWNED
                                                   --------------------------------------------
                                                    NUMBER OF SHARES     RIGHT TO    PERCENT OF
NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED   ACQUIRE(1)    CLASS(2)
------------------------                           ------------------   ----------   ----------
Donald R. Horton.................................       8,339,994(3)           --       13.3%
Bradley S. Anderson..............................           2,000           3,374          *
Richard Beckwitt.................................              --         181,944          *
Richard I. Galland...............................             915           2,000          *
Terrill J. Horton................................       3,770,692(4)           --        6.0%
Richard L. Horton................................         722,206              --        1.2%
David J. Keller..................................          32,263(5)       10,000          *
Francine I. Neff.................................           1,363           1,000          *
Scott J. Stone...................................          19,856              --          *
Donald J. Tomnitz................................           7,334(6)      154,113          *
All directors and named executive officers as a
  group (10 persons).............................      12,896,623(7)      352,431       21.2%

------------------------

 * Less than 1%

(1) Beneficial ownership includes these shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, November 30, 1999.

(2) The percentages are calculated on the basis of the amount of outstanding shares, excluding shares held by the Company.

(3) These shares do not include an aggregate of 478,579 shares owned by Mr. Horton's adult children. Mr. Horton disclaims any beneficial interest in these shares. Mr. Horton's address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.

(4) These shares include 1,030,307 shares owned by Terrill J. Horton and an aggregate of 2,740,385 shares, consisting of 413,254 shares owned by the Donald Ray Horton Trust, 376,893 shares owned by the Martha Elizabeth Horton Trust, and 975,119 shares owned by each of the Donald Ryan Horton Trust and the Douglas Reagan Horton Trust. Terrill J. Horton serves as the sole trustee for each of the foregoing trusts. The trusts were established by Donald R. Horton and his spouse for the benefit of their descendants. Terrill J. Horton's address is 100 West Southlake Blvd. #142-100, Southlake, Texas 76092.

(5) These shares do not include 1,181 shares owned by Mr. Keller's spouse and 6,682 shares owned by his children. Mr. Keller disclaims any beneficial interest in all of these shares. All of Mr. Keller's positions with the Company and its subsidiaries ended in September 1999.

(6) These shares do not include 5,667 shares owned by an IRA for the benefit of Mr. Tomnitz's spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(7) These shares are 20.6% of the total shares outstanding, without including the option shares in the "Right to Acquire" column in the calculation.

CERTAIN OTHER BENEFICIAL OWNERS

    Based on filings made under the Exchange Act as of November 30, 1999, the only other known beneficial owner of more than 5% of the Company's Common Stock was as follows:

                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                            --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                         NUMBER     PERCENT
------------------------------------                        ---------   --------
FMR Corp .................................................  6,682,396(1)   10.7%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(1) Based solely upon information contained in the Schedule 13G of FMR Corp., filed with the Securities Exchange Commission (the "SEC") with respect to the Common Stock owned as of October 31, 1999 (the "FMR 13G"). According to the FMR 13G, none of these shares are owned with sole power to vote or direct the vote, and all of these shares are owned with sole power to dispose of the shares.

                    [Remainder of page intentionally blank.]

                             EXECUTIVE COMPENSATION

    The following tables show, with respect to the Chief Executive Officer and the other executive officers, and a former executive officer, of the Company, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to the Company and its subsidiaries during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                        -----------------------------------
                                           ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                    ---------------------------------   -----------------------   ---------
                                                              OTHER                    SHARES
                                                             ANNUAL     RESTRICTED   UNDERLYING
NAME AND                  FISCAL                             COMPEN-      STOCK       OPTIONS/      LTIP        ALL OTHER
PRINCIPAL POSITION         YEAR      SALARY      BONUS       SATION       AWARDS        SARS       PAYOUTS    COMPENSATION
------------------       --------   --------   ----------   ---------   ----------   ----------   ---------   -------------
Donald R. Horton.......    1999     $235,000   $1,611,600        --            --          --          --        $35,264(2)
  Chairman of Board and    1998      235,000      540,000        --            --          --          --         33,900(3)
  Director                 1997      235,000      235,000        --            --          --          --         32,580(4)

Donald J. Tomnitz......    1999     $185,000   $1,134,000        --            --          --          --        $28,397(2)
  Vice Chairman of the     1998      185,000      380,000        --            --      95,000          --         28,752(3)
  Board, CEO and           1997      185,000      185,000        --            --      70,000          --         26,790(4)
  Director

Richard Beckwitt.......    1999     $185,000   $1,134,000        --            --          --          --        $28,877(2)
  President and            1998      185,000      380,000        --            --      75,000          --         29,072(3)
  Director                 1997      185,000      185,000        --            --      50,000          --         27,053(4)

David J. Keller........    1999     $177,292   $  555,867        --            --          --          --        $29,024(2)
  EVP, Treasurer, CFO      1998      185,000      425,000        --            --          --          --         29,170(3)
  and Director(1)          1997      185,000      185,000        --            --      50,000          --         27,135(4)

------------------------

(1) All of Mr. Keller's positions with the Company and its subsidiaries ended in September 1999.

(2) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2 ("SERP 2"), (b) the above-market portion of earnings of $5,764, $3,897, $4,377 and $4,524 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under SERP 2, (c) matching contributions by the Company of $4,800 to the accounts of each of Messrs. Horton, Tomnitz, Beckwitt and Keller under the D.R. Horton, Inc. Profit Sharing Plus Plan (the "401(k) Plan"), and (d) group health plan premiums of $1,200 paid by the Company for the benefit of each of Messrs. Horton, Tomnitz, Beckwitt and Keller.

(3) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under the SERP 2, (b) the above-market portion of earnings of $3,200, $2,092, $2,412 and $2,510 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under SERP 2, (c) matching contributions by the Company of $4,800 to the accounts of each of Messrs. Horton, Tomnitz, Beckwitt and Keller under the 401(k) Plan, and (d) group health plan premiums of $2,400 paid by the Company for the benefit of Mr. Horton, and $3,360 for the benefit of each of Messrs. Tomnitz, Beckwitt and Keller.

(4) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under SERP 2, (b) the above-market portion of earnings of $2,060, $1,270, $1,533 and $1,615 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Keller under SERP 2, (c) matching contributions by the Company of $4,500 to the accounts of each of Messrs. Horton, Tomnitz, Beckwitt and Keller under the 401(k) Plan, and (d) group health plan premiums of $2,520 paid by the Company for the benefit of each of Messrs. Horton, Tomnitz, Beckwitt and Keller.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    No stock options or stock appreciation rights were granted to the executive officers of the Company during the past fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SHARES
                                                                 UNDERLYING       VALUE OF UNEXERCISED
                                                                UNEXERCISED           IN-THE-MONEY
                                                              OPTIONS/SARS AT         OPTIONS/SARS
                                        SHARES               FISCAL YEAR-END(1)   AT FISCAL YEAR-END(1)
                                       ACQUIRED              ------------------   ---------------------
                                          ON       VALUE        EXERCISABLE/          EXERCISABLE/
NAME                                   EXERCISE   REALIZED     UNEXERCISABLE          UNEXERCISABLE
----                                   --------   --------   ------------------   ---------------------
Donald R. Horton.....................       --          --                  --                      --
Donald J. Tomnitz....................       --          --     144,573/237,040    $    937,648/545,239
Richard Beckwitt.....................   30,000    $481,769     181,944/279,389    $1,106,628/1,188,055
David J. Keller......................   64,363    $693,083      51,207/123,451    $    206,628/483,866

------------------------

(1) These shares are covered by non-qualified stock options granted under the D.R. Horton, Inc. 1991 Stock Incentive Plan (the "Stock Incentive Plan"). The amounts are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends. Each of the options vests over a period of time (generally 9.75 years), but each option becomes fully exercisable upon a change of control of the Company, or upon the death or disability of the optionee.

COMPENSATION OF DIRECTORS

    Bradley S. Anderson, Richard I. Galland and Francine I. Neff, the "non-employee" or "outside" directors of the Company, each received a fee of $25,000 for the past fiscal year for all services performed as a director. No additional fees are paid for participation on any committee of the Board. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for all expenses incurred to attend Board and committee meetings.

    No director of the Company who is also an employee, or former employee, of the Company received any additional compensation for serving as a director of the Company; however, the Company paid the participant's portion of premiums pursuant to the Company's major medical plan for eight directors of the Company. The amount of such premiums paid by the Company during fiscal year 1999 was a total of $9,300, consisting of $100 per month for each of the directors receiving this benefit.

TRANSACTIONS WITH MANAGEMENT

    The Company has agreed to indemnify each of its directors to provide them with the maximum indemnification allowed under its certificate of incorporation and applicable law with respect to their positions as officers or directors of the Company and its subsidiaries.

    On the effective date of the merger between the Company and Continental, Bradley S. Anderson, a former director of Continental, was elected a director of the Company. In connection with the merger, the Company agreed to indemnify
Mr. Anderson, along with the other former Continental directors, and continue directors' and officers' liability insurance in connection with their prior service as directors or executive officers of Continental.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the 1999 fiscal year, the Company's Compensation Committee was composed of Messrs. Donald R. Horton, Richard Beckwitt, Richard I. Galland, David J. Keller and Donald J. Tomnitz. During the 1999 fiscal year, Mr. Horton was the Chairman of the Board of the Company; Mr. Tomnitz was Vice Chairman of the Board and Chief Executive Officer of the Company; Mr. Beckwitt was President of the Company; and Mr. Keller was Executive Vice President, Treasurer and Chief Financial Officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Company has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide long-term incentives that are based on performance. The Company also has attempted to develop an executive compensation policy that will serve to align the interests of the Company, its executive officers and its stockholders. The primary components of executive compensation consist of:

           -  Base salaries.

           -  Cash bonus plan.

           - D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1 ("SERP 1") and

              SERP 2 (collectively, the "SERPs").

           -  Stock options.

Through its current executive compensation policy, the Company has made a substantial portion of the compensation an executive officer has the opportunity to earn consist of bonus and stock option incentives.

    BASE SALARIES. Base salaries for the Company's executive officers for the 1999 fiscal year were established by the Compensation Committee and approved by the Board of Directors. In establishing base salaries, the Compensation Committee considered each executive officer's experience level, level of responsibility, contributions made and potential for significant contributions to the Company's success and stockholder value, and the Company's historical levels of base compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

    BONUS PLAN. The 1999 Compensation Plan for Executive Officers (the "1999 Bonus Plan") provided each of the Company's executive officers the opportunity to earn substantial discretionary bonuses in addition to his 1999 annual base salary. See "Summary Compensation Table" above. The 1999 Bonus Plan was established by the Compensation Committee and ratified and approved by the Board of Directors. The Compensation Committee's policy was to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses were also intended to link executive compensation to shareholder value and to recognize the executive's individual contributions to the Company.

    In determining the discretionary bonuses awarded to the executive officers under the 1999 Bonus Plan, the Compensation Committee reviewed the following factors:

1. The financial and operating performance of the Company as compared to fiscal 1998.

2. The financial and operating performance of the Company as compared to the Company's business plan.

3. The overall performance of the Company in comparison to other publicly traded homebuilders.

4. An analysis, abstracted from proxy statements, of the 1998 compensation of senior executive officers of comparatively-sized homebuilding companies.

5. All other actions and activities by each executive officer in the fulfillment of his tasks as an officer to maximize shareholder value.

No quantitative relative weights were assigned to any of these factors.

    SERPS. The SERPs were adopted by the Company in 1994 to permit eligible participants, which include executive officers, regional vice presidents, division managers and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Individual agreements under the SERPs were adopted and approved by the Compensation Committee and ratified by the Board of Directors. SERP 1 permits participants voluntarily to defer receipt of compensation from the Company. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of SERP 1. Pursuant to SERP 2, the Company has established a liability to each participant equal to 10% of the participant's 1999 base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

    CHIEF EXECUTIVE OFFICER 1999 COMPENSATION. Donald J. Tomnitz's compensation for the Company's 1999 fiscal year consisted of an annual base salary of $185,000 and participation in the 1999 Bonus Plan and the SERPs. This base salary and bonus arrangement were made on the basis of the Company's executive compensation policy and the factors described above. See "Summary Compensation Table" above.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the corporation's chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the Summary Compensation Table in this proxy statement. However, the statute exempts qualifying performance-based compensation if certain requirements are met.

    Historically, the Company has not sought to limit its compensation plans to comply with the section 162(m) requirements for performance-based compensation. The Compensation Committee for fiscal year 2000 has now determined that, in view of the Company's growth and industry position, it would be advisable for its proposed incentive bonus plan to meet the section 162(m) requirements so that the Company may pay competitive compensation to its senior executives without losing tax deductions available to the Company. Accordingly, the Compensation Committee for fiscal year 2000 has adopted, subject to stockholder approval, the D.R. Horton, Inc. 2000 Incentive Bonus Plan. The Company intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under section 162(m).

    While the Company is structuring its new compensation plan to comply with the exemption requirements of section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to the Company's executive officers in the future as they deem appropriate.

                                            Compensation Committee for fiscal
                                            1999:

                                            Donald R. Horton, Chair

                                            Richard Beckwitt

                                            Richard I. Galland

                                            Donald J. Tomnitz

    STOCK OPTION GRANTS. Grants of stock options under the Stock Incentive Plan are administered by the Audit Committee. The Company believes that stock options provide an important long-term incentive to executive officers and align the interests of the Company, its executive officers and its stockholders by creating a direct link between executive compensation and long-term Company performance. The stock options granted to executive officers in prior fiscal years have an exercise price of not less than the fair market value of the Common Stock on the date of grant and a vesting schedule that generally extends over 9.75 years. All other terms of stock option grants are established by the Audit Committee, subject to the limitations of the Stock Incentive Plan.

    No stock option grants were made to executive officers in fiscal year 1999. See "Option/SAR Grants in Last Fiscal Year" above. In determining not to make any stock option grants to executive officers, the Audit Committee made a subjective evaluation of:

           -  Recommendations of the Chairman of the Board.

           - Number of stock options that previously had been granted to the executive officer pursuant to the Stock Incentive Plan.

           - Number of stock options granted to other participants in the Stock Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

                                                      Audit Committee:

                                                      Richard I. Galland, Chair

                                                      Francine I. Neff

                                                      Bradley S. Anderson

STOCK PERFORMANCE

    The following graph illustrates the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years from September 30, 1995, through September 30, 1999, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding-500").

    The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Exchange Act that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement). THE GRAPH AND RELATED DISCLOSURE ARE PRESENTED IN ACCORDANCE WITH SEC REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE GRAPH AND RELATED DISCLOSURE IN NO WAY REFLECT THE COMPANY'S FORECAST OF FUTURE FINANCIAL PERFORMANCE.

                           TOTAL STOCKHOLDER RETURNS
                         (Dividends Reinvested Monthly)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

SEPT. 94  D.R. HORTON, INC.  S&P 500  S&P HOMEBUILDING
                 100           100          100
Sept. 95             129.95   129.74            120.14
Sept. 96             127.28   156.12            124.19
Sept. 97             206.65   219.27            185.52
Sept. 98             210.92   239.11             207.9
Sept. 99             171.78   305.59            174.58

                            ANNUAL RETURN PERCENTAGE
                                  Years Ending

COMPANY/INDEX                                         SEPT. 95   SEPT. 96   SEPT. 97   SEPT. 98   SEPT. 99
-------------                                         --------   --------   --------   --------   --------
D.R. Horton, Inc.                                      29.95      (2.05)     62.35       2.07      (18.56)

S&P 500                                                29.74      20.33      40.45       9.05       27.80

S&P Homebuilding-500(1)                                20.14       3.36      49.39      12.07      (16.03)

                                INDEXED RETURNS
                                  Years Ending

                                           BASE PERIOD
COMPANY/INDEX                               SEPT. 94     SEPT. 95   SEPT. 96   SEPT. 97   SEPT. 98   SEPT. 99
-------------                              -----------   --------   --------   --------   --------   --------
D.R. Horton, Inc.                              100        129.95     127.28     206.65     210.92     171.78

S&P 500                                        100        129.74     156.12     219.27     239.11     305.59

S&P Homebuilding-500                           100        120.14     124.19     185.52     207.90     174.58

------------------------

(1) The S&P Homebuilding-500 Index includes the following: Centex Corporation, Fleetwood Enterprises, Inc., Kaufman and Broad Home Corporation, and Pulte Corporation.

                      MEETINGS AND COMMITTEES OF THE BOARD

    During fiscal year 1999, the Board of Directors held four meetings. No director attended fewer than 75 percent of the number of meetings of the Board and of the committees on which he or she served during fiscal year 1999. The Board of Directors has appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. There is no standing nominating committee.

    The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of the Company, which by law may be delegated to it by the Board of Directors. The Executive Committee acted 44 times by written consent during fiscal year 1999. The Executive Committee is composed of Messrs. Donald Horton, Tomnitz and Beckwitt.

    The Compensation Committee is empowered to:

       - Recommend to the Board the compensation to be paid to the executive officers of the Company and its subsidiaries and other affiliates.

       - Investigate and recommend to the Board employee benefit plans deemed appropriate for the employees of the Company and its subsidiaries and other affiliates.

       - Supervise the administration of employee benefit plans adopted by the Company and its subsidiaries and other affiliates (other than the Stock Incentive Plan).

       - Perform such other functions and undertake such investigations as the Board shall from time to time direct.

The Compensation Committee met once during fiscal year 1999. The Compensation Committee for fiscal year 1999 was composed of Messrs. Galland, Donald Horton, Tomnitz and Beckwitt. Beginning with the 2000 fiscal year, the Compensation Committee is composed of the outside directors, Ms. Neff and Messrs. Galland and Anderson.

    The Audit Committee is empowered to:

       - Meet with the independent auditors of the Company and review the scope of their annual audit, any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Company.

       - Advise and assist the Board in evaluating the auditors' performance, including the scope and adequacy of the auditors' examination.

       - Recommend the firm of independent auditors to be employed by the Board.

       - Review the Company's annual financial statements and discuss such statements with the auditors.

       - Receive and consider the auditors' comments and suggestions as to the internal control procedures, adequacy of staff and other matters.

       - Administer the Stock Incentive Plan.

       - Perform such other functions and undertake such investigations relating to the operations or financial and accounting aspects of the Company as the Board shall direct.

       - Retain and consult with counsel or such other experts as the Committee shall consider necessary or desirable in connection with the performance of its duties.

The Audit Committee met two times during fiscal year 1999. The Audit Committee is composed of Mr. Galland, Ms. Neff and Mr. Anderson.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 1999, except that one late report was filed with respect to a purchase by Mr. Anderson.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 1999, and has been engaged to continue to serve through the 2000 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Any stockholder who intends to present a proposal for action at the Company's 2001 Annual Meeting of Stockholders and to have the Company include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Company not later than August 12, 2000. In addition, the Bylaws of the Company provide that only stockholder proposals submitted in a timely manner to the Secretary of the Company may be acted upon at an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 calendar days prior to the date of the originally scheduled meeting. However, if less than 40 calendar days' notice or prior public disclosure of the date of the scheduled meeting is given by the Company, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

                                 OTHER MATTERS

    Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

    You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.


                                                          By Order of the Board of Directors,
                                                          PAUL W. BUCHSCHACHER
                                                          VICE PRESIDENT AND ASSISTANT SECRETARY

Arlington, Texas
December 10, 1999

                                                                       EXHIBIT A

                  D.R. HORTON, INC. 2000 INCENTIVE BONUS PLAN

1. PURPOSE. The purpose of the D.R. Horton, Inc. 2000 Incentive Bonus Plan (the "Plan") is to provide senior management employees of D.R. Horton, Inc., a Delaware corporation (the "Company"), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" means (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

    (b) "Award" means a cash payment.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Change in Control" shall mean the occurrence of any of the following events:

        (i) a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from the such merger, consolidation or reorganization in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such merger, consolidation or reorganization;

        (ii) the Company sells all or substantially all of its assets to another corporation or other Person, or there is a complete liquidation or dissolution of the Company;

       (iii) a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four months, unless the election of each new director who was not a director at the beginning of the period was approved by at least a majority of the directors then still in office who were directors at the beginning of such period (but in no event by fewer than three such directors);

        (iv) any Person (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals) acquires "beneficial ownership" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 50% or more of the outstanding voting securities of the Company; or

        (v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

    (g) "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

    (h) "Outside Directors" shall mean "outside directors" within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

    (i) "Participant" shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to participate in the Plan for a Performance Period.

    (j) "Performance-Based Compensation" shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

    (k) "Performance Period" shall mean the fiscal year of the Company, or any other period during a fiscal year selected by the Committee, as to which an Award may be earned.

    (l) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

   (m) "Senior Executive" shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates serving as a region or division president or in another senior management position.

    (n) "Target Award" shall mean one or more Award levels for a Performance Period that will be paid in accordance herewith if certain performance criteria are achieved in such Performance Period.

3. AWARDS.

    (a) The Committee may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award for the Performance Period; (ii) the performance criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation shall be made within the time necessary to comply with such requirements. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

    (b) The performance criteria to be established with respect to any Target Awards shall be based upon any one or more of the following measures: return on investment; revenues; backlog; gross margin; sales, general and administrative expenses; pre-tax income; net income; cash flow; earnings per share; return on operating assets; return on equity; operating profit; shareholder return; market share improvement; and economic value added. Such goals may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any Affiliate.

    (c) Notwithstanding the establishment of any Target Award and related performance criteria pursuant to Section 3(a), but subject to Section 6, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

        (i) the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

        (ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

       (iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(c) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

    (d) Awards shall be paid as soon as practicable after the Performance Period, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to a deferral arrangement with the Company or any of its Affiliates. For Awards that do not constitute Performance-Based Compensation, the Compensation Committee may establish rules and procedures for advance payment of all or a portion of such Awards, or such other payment arrangements as it deems desirable or appropriate.

4. AWARD LIMITATIONS TO COVERED EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, the maximum Award payable to any one Covered Employee with respect to any fiscal year of the Company shall not exceed $2,000,000. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the performance criteria and any other material terms.

5. ELIGIBILITY; PRORATIONS.

    (a) Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date an Award is paid). A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

    (b) The Award applicable to a Participant under the Plan for a Performance Period shall be prorated over the Performance Period or the Participant shall be ineligible for an Award, as the case may be, in the following events:


          (i)  ceasing to be a Senior Executive,          --  prorate as of the date of ceasing to be
               otherwise than by dismissal,                   such, to the nearest half month
               during the Performance Period,
               including ceasing to be such due
               to death, retirement, resignation,
               or leave of absence

         (ii)  disability for more than three             --  prorate as of the last day of the third
               months in a Performance Period                 month of disability

        (iii)  disability for three months or             --  no reduction in applicable Award
               less in a Performance Period

         (iv)  dismissal, with or without cause,          --  no Award
               during or after a Performance
               Period by the Company or any
               Affiliate

If a Change in Control occurs during any Performance Period, the foregoing provisions of this Section 5(b) shall not apply to any such event occurring on or after the Change in Control.

6. CHANGE IN CONTROL. Within fifteen (15) business days following a Change in Control, each Participant under the Plan during the Performance Period in which the Change in Control occurs who is in the employ of the Company at the time of the Change in Control shall be paid an amount equal to (i) the Award the Participant would have earned for such Performance Period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the Change in Control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the Performance Period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the Performance Period. The Committee, or a successor compensation committee of the surviving corporation that meets the requirements of Code Section 162(m) and the treasury regulations promulgated thereunder, shall make the certification described in Section 4 prior to any payment pursuant to this Section 6. Amounts payable pursuant to this Section 6 shall not be subject to downward adjustment by the Committee, notwithstanding the provisions of Section 3(c).

7. OTHER CONDITIONS.

    (a) No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 10, to receive an Award under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

    (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

    (c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

    (d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

    (e) This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

8. DESIGNATION OF BENEFICIARIES. A Participant may designate one or more beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant's death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company or Affiliate employing the Participant prior to the Participant's death. In case of the Participant's death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Award would have been paid to Participant, if Participant were still alive. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate at the time such Award would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its employing Affiliate shall have no further liability to anyone with respect to such amount.

9. PLAN ADMINISTRATION.

    (a) The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons.

    (b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or committee selected by it; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

    (c) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

10. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine; provided that no modification or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment is adopted by the Board.

                                      PROXY
                                D.R. HORTON, INC.
             1901 ASCENSION BLVD., SUITE 100, ARLINGTON, TEXAS 76006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         THE UNDERSIGNED HEREBY NOMINATES, CONSTITUTES AND APPOINTS DONALD R. HORTON, DONALD J. TOMNITZ AND RICHARD BECKWITT, AND EACH OF THEM, ATTORNEYS, AGENTS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION TO EACH AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED ON THE REVERSE SIDE OF THIS CARD, ALL SHARES OF COMMON STOCK OF D.R. HORTON, INC. (THE "COMPANY"), HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON DECEMBER 2, 1999, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2000, OR ANY ADJOURNMENT THEREOF.

                      PLEASE SIGN AND DATE ON REVERSE SIDE.

------------------------------------------------------------------------------

A /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                   FOR ALL NOMINEES    WITHHOLD AUTHORITY
                   LISTED AT RIGHT       TO VOTE FOR ALL
                  (EXCEPT AS MARKED         NOMINEES
                   TO THE CONTRARY      LISTED AT RIGHT.
                        BELOW)
                                                              NOMINEES:   DONALD R. HORTON
                                                                          BRADLEY S. ANDERSON
1. ELECTION OF           / /                   / /                        RICHARD BECKWITT
   DIRECTORS                                                              RICHARD I. GALLAND
                                                                          RICHARD L. HORTON
                                                                          TERRILL J. HORTON
                                                                          FRANCINE I. NEFF
                                                                          SCOTT J. STONE
                                                                          DONALD J. TOMNITZ

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE
PROVIDED BELOW.)


-----------------------------------


                                                          FOR       AGAINST     ABSTAIN

2.      APPROVAL OF THE D.R. HORTON, INC. 2000            / /         / /         / /
        INCENTIVE BONUS PLAN.

3.      IN THEIR DISCRETION, THE PROXIES ARE
        AUTHORIZED TO VOTE UPON OTHER BUSINESS
        PROPERLY BROUGHT BEFORE THE MEETING OR ANY
        ADJOURNMENT.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR THE PLAN. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PLAN.

   THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXIES, OR ANY OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID ANNUAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(SIGNATURE)              (SIGNATURE)                     DATED:
           --------------           --------------------       ---------------

NOTE: PLEASE SIGN EXACTLY AS NAMES APPEAR HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLES AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.